Exhibit 10.1

Date: 31 May 2017

Silicon Valley Bank

the Bank

Affimed GmbH

the Borrower

Affimed N.V.

the Guarantor

Loan Modification Agreement

relating to loan agreement dated 30 November 2016 between the Borrower and the Bank

Contents

No. Heading	Page

1. Interpretation	1
2. Conditions precedent	1
3. Description of change in terms	2
4. Condition subsequent	6
5. Ratification of Loan Documents	6
6. Continuing validity	6
7. Choice of law	7
8. Countersignature	7
9. Counterparts	7
10. Third party rights	7
11. Loan Document	7
12. General Provisions	7
The Schedule	10
Conditions Precedent	10

THIS LOAN MODIFICATION AGREEMENT is made the 31st day of May 2017

BETWEEN:

(1)	SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with its United Kingdom branch located at Alphabeta, 14-18 Finsbury Square, London EC2A 1BR (the “Bank”); and

(2)	AFFIMED GMBH, a limited liability company incorporated under the laws of Germany registered with the Commercial Register of the local court of Mannheim under registration number HRB 721206 and whose registered office is at Im Neuenheimer Feld 582, 69120, Heidelberg (the “Borrower”); and

(3)	AFFIMED N.V., a public company incorporated in The Netherlands, having Dutch Trade Register number 60673389 and whose statutory seat is in Amsterdam and whose registered address is at Im Neuenheimer Feld 582, 69120, Heidelberg, Germany (the "Guarantor").

RECITAL

A.	Among other indebtedness and obligations which may be owing by the Borrower to the Bank, the Borrower is indebted to the Bank pursuant to a loan agreement dated 30 November 2016 (the “Loan Agreement”).

B.	The Loan Agreement is guaranteed by a deed of guarantee dated 30 November 2016 granted by the Guarantor in favour of the Bank (the “Guarantee”).

IT IS AGREED as follows:

1.	Interpretation

1.1	Capitalised terms used but not otherwise defined in this Agreement shall have the same meaning as in the Loan Agreement.

1.2	References in this Agreement to Clauses and to the Schedule refer to clauses of and the schedule to this Agreement.

2.	Conditions precedent

2.1	Subject to the remainder of this Clause 2, the Loan Agreement shall be amended as specified in Clause 3 upon the date (the “Effective Date”) on which the Bank gives notice to the Borrower that it has received in form and substance satisfactory to it, all the documents and other evidence or matters listed in the Schedule.

2.2	The Effective Date shall be a business day on or before 31 May 2017. If the Effective Date has not occurred by 6.00 pm in London on that day (or such later date as the parties may agree in writing), this Agreement shall cease to have effect.

2.3	The conditions precedent set out in the Schedule are for the sole benefit of the Bank and the Bank may accordingly waive all or any of them, unconditionally or on such conditions as it may in its sole discretion think fit. Any such waiver shall not limit or restrict any other right of the Bank in respect of the Loan Agreement or this Agreement.

3.	Description of change in terms

The Loan Agreement shall be amended as follows:

(a)	by deleting "and" from the end of sub-paragraph (i) of clause 2.1(a) of the Loan Agreement;

(b)	by deleting sub-paragraph (ii) of clause 2.1(a) of the Loan Agreement and substituting therefor the following:

"(ii)     tranche 2 ("Tranche 2") is an amount up to the Tranche 2 Term Loan Amount, available for drawdown on any Business Day during the Tranche 2 Availability Period, provided that the Tranche 2 Conditions are satisfied; and"

(c)	by adding a new sub-paragraph (iii) to clause 2.1(a) of the Loan Agreement as follows:

"(iii)     tranche 3 ("Tranche 3") is an amount up to the Tranche 3 Term Loan Amount, available for drawdown on any Business Day during the Tranche 3 Availability Period, provided that the Tranche 3 Conditions are satisfied."

(d)	by deleting the existing paragraph (b) of clause 2.1 of the Loan Agreement and substituting therefor the following:

"(b)     Repayment.

(i)       Repayment of Tranche 1: Borrower shall repay Tranche 1 as follows:

(A)       where the Borrower has drawn down under Tranche 2, in thirty (30) equal instalments of €166,666.67 principal. Beginning on 1 December 2017, each such instalment shall be payable on the last Business Day of each month, with the first instalment to be made on Friday, 29 December 2017; or

(B)       where the Borrower has not drawn down under Tranche 2, in thirty-six (36) equal instalments of €138,888.89 principal. Beginning on 1 June 2017, each such instalment shall be payable on the last Business Day of each month, with the first instalment to be made on Friday, 30 June 2017.

(ii)       Repayment of Tranche 2: Borrower shall repay Tranche 2 in thirty (30) equal instalments of €83,333.34 principal (the "Tranche 2 Term Loan Payment") beginning on 1 December 2017 and shall be payable on the last Business Day of each month with the first Tranche 2 Term Loan Payment to be made on Friday, 29 December 2017.

(iii)       Repayment of Tranche 3: Borrower shall repay Tranche 3 in thirty (30) equal instalments of €83,333.34 principal (the "Tranche 3 Term Loan Payment") beginning on 1 December 2017 and shall be payable on the last Business Day of each month with the first Tranche 3 Term Loan Payment to be made on Friday, 29 December 2017.

(iv)       Borrower shall repay all principal, interest, and other amounts outstanding under this Agreement in full together with the Final Payment Fee on the Term Loan Maturity Date."

(e)	by deleting paragraph (e) of clause 2.2 of the Loan Agreement and replacing it as follows:

"(e)     Payments. Interest on the Term Loan is payable monthly in arrears on the first (1st) calendar day of each month ("Interest Payment Date") commencing on the relevant funding date for Tranche 1, Tranche 2 and/or Tranche 3 (as applicable)."

(f)	by deleting paragraph (b) of clause 3.2 of the Loan Agreement and replacing it as follows:

"(b)     ensure that the requirements of Clause 2.1(a)(i) in relation to Tranche 1, Clause 2.1(a)(ii) in relation to Tranche 2 and Clause 2.1(a)(iii) in relation to Tranche 3 have been satisfied in full to the satisfaction of Bank;"

(g)	by deleting paragraph (c) of clause 3.3 of the Loan Agreement;

(h)	by deleting clause 3.5 of the Loan Agreement and replacing it as follows:

"3.5     Procedures for Borrowing. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile the completed Payment/Advance Request Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loan set out in this Agreement and in accordance to Clause 2.1 (Term Loan) above, to obtain the Term Loan, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail, or telephone by midday London time on or before the date falling 5 Business Days prior to the proposed drawdown date for Tranche 1 or Tranche 2 or Tranche 3 (as applicable). Such notice shall be in the form of a completed Payment/Advance Request Form in the form attached as Exhibit A and shall specify (i) the date the Term Loan is to be made, which day shall be a Business Day during the Tranche 1 Availability Period (in the case of Tranche 1) or a Business Day during the Tranche 2 Availability Period (in the case of Tranche 2) or a Business Day during the Tranche 3 Availability Period (in the case of Tranche 3); (ii) the amount of such Term Loan; and (iii) such other procedural requirements as Bank has notified to Borrower in advance of the date of such Payment/Advance Request Form. If such notification is by telephone, Borrower must promptly confirm the notification by delivering to Bank a completed Payment/Advance Request Form in the form attached at Exhibit A. Bank shall transfer the amount of the Term Loan to Borrower’s Euro deposit account held with the Bank. Bank may make the Term Loan based on instructions from a Responsible Officer or his or her designee or without instructions if the Term Loan is necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a Person whom Bank reasonably believes is a Responsible Officer or designee. Borrower shall indemnify Bank for any loss Bank suffers due to such reliance unless caused by Bank’s negligence or intentional misconduct."

(i)	by adding "and/or Tranche 3" after the reference to "Tranche 2" in the second line of clause 6.12(a) of the Loan Agreement;

(j)	by deleting the last reference to "and" from clause 6.12(a)(i) of the Loan Agreement and replacing the "," in clause 6.12(a)(ii) of the Loan Agreement with "; and";

(k)	by adding a new clause 6.12(a)(iii) of the Loan Agreement as follows:

"(iii)     on and from the date of drawdown of Tranche 3, such number of Warrant Shares equal to 9.5% of the amount to be drawn under Tranche 3 (calculated in Dollars based on the Euro foreign exchange reference rate of the European Central Bank applicable at the time of such calculation),"

(l)	by adding "or Tranche 3" at the end of each reference to "Tranche 2" in the proviso in clause 6.12(a) of the Loan Agreement;

(m)	by adding "or Tranche 3" at the end of each reference to "Tranche 2" in clause 6.12(b) of the Loan Agreement;

(n)	by deleting the definition of "Term Loan" from clause 13.1 of the Loan Agreement and replacing it as follows:

""Term Loan" is a drawing under "Tranche 1", "Tranche 2" and/or "Tranche 3"."

(o)	by deleting the definition of "Term Loan Amount" from clause 13.1 of the Loan Agreement and replacing it as follows:

""Term Loan Amount" is an amount equal to the aggregate of the Tranche 1 Term Loan Amount, the Tranche 2 Term Loan Amount and the Tranche 3 Term Loan Amount."

(p)	by deleting the definition of "Term Loan Maturity Date" from clause 13.1 of the Loan Agreement and replacing it as follows:

""Term Loan Maturity Date" is 31 May 2020."

(q)	by deleting the definition of "Warrant" from clause 13.1 of the Loan Agreement and replacing it as follows:

""Warrant" means each of the Tranche 1 Warrant, the Tranche 2 Warrant and the Tranche 3 Warrant and "Warrants" means all of them."

(r)	by deleting the following existing definitions from clause 13.1 of the Loan Agreement:

(i)	"Tranche 2a"

(ii)	"Tranche 2a Conditions"

(iii)	"Tranche 2a Term Loan Amount"

(iv)	"Tranche 2a Term Loan Payment"

(v)	"Tranche 2b"

(vi)	"Tranche 2b Conditions"

(vii)	"Tranche 2b Term Loan Amount"

(viii)	"Tranche 2b Term Loan Payment"

(s)	by adding the following definitions to clause 13.1 of the Loan Agreement:

""Tranche 2 Conditions" means each of the following conditions:

(a)       evidence in form and substance reasonably satisfactory to Bank that the Borrower has received in cleared funds at least fourteen million Euros (€14,000,000) representing either:

(i)       an additional cash equity injection; and/or

(ii)       an upfront milestone payment;

(b)       evidence in form and substance reasonably satisfactory to Bank as to the continued progress of the Studies;

(c)       Tranche 1 has been drawn down by the Borrower;

(d)       delivery to Bank of the Tranche 2 Warrant duly executed by Affimed N.V. and any ancillary documents and/or legal opinions reasonably required by Bank; and

(e)       the conditions in Clause 3.2 (Conditions Precedent to all Credit Extensions) are satisfied."

"Tranche 2 Term Loan Amount" means two million, five hundred thousand Euros (€2,500,000) (as reduced or cancelled in accordance with the terms of this Agreement).

"Tranche 2 Term Loan Payment" has the meaning ascribed to it in Clause 2.1(b)(ii).

"Tranche 3" has the meaning ascribed to it in Clause 2.1(a)(iii).

"Tranche 3 Availability Period" means the period commencing on the date of this Agreement and ending on 30 September 2017.

"Tranche 3 Conditions" means each of the following conditions:

(a)       evidence in form and substance reasonably satisfactory to Bank that the Borrower has received in cleared funds at least twenty million Euros (€20,000,000) representing either:

(i)       an additional cash equity injection; and/or

(ii)       an upfront milestone payment,

including, for avoidance of doubt, in each case, amounts raised for the purposes of satisfying the condition described in paragraph (a) of the definition of "Tranche 2 Conditions".

(b)       evidence in form and substance reasonably satisfactory to Bank as to the continued progress of the Studies;

(c)       Each of Tranche 1 and Tranche 2 has been drawn down by the Borrower;

(d)       delivery to Bank of the Tranche 3 Warrant duly executed by Affimed N.V. and any ancillary documents and/or legal opinions reasonably required by Bank; and

(e)       the conditions in Clause 3.2 (Conditions Precedent to all Credit Extensions) are satisfied."

"Tranche 3 Term Loan Amount" means two million, five hundred thousand Euros (€2,500,000) (as reduced or cancelled in accordance with the terms of this Agreement).

"Tranche 3 Term Loan Payment" has the meaning ascribed to it in Clause 2.1(b)(iii).

"Tranche 3 Warrant" means the Warrant issued to Bank under Clause 6.12(a)(iii).

(t)	by adding a reference to "[Tranche 3]" after "Amount of [Tranche 1] [Tranche 2]" in the place where it appears in Exhibit A of the Loan Agreement;

(u)	by deleting the line "[If Tranche 2]Term Loan shall be drawn by way of [Tranche 2a]/[Tranche 2b]" from Exhibit A of the Loan Agreement.

4.	Condition subsequent

4.1	Within 60 days of the date of this Agreement, the Borrower shall provide Bank with evidence of the deletion of the existing Czech law Share Pledge dated 24 July 2014 from the Czech Commercial Register.

5.	Ratification of Loan Documents

For the avoidance of doubt, each of the Borrower and the Guarantor confirms that:

5.1	nothing contained in this Agreement shall discharge the liability of any of the Borrower or the Guarantor to meet any of its obligations under any Loan Document;

5.2	each Loan Document shall remain in full force and effect and each of the Borrower and the Guarantor's obligations, including, without limitation under the Guarantee, under each Security Document and under each Warrant, continue to be legal, valid and binding and enforceable in accordance with their respective terms; and

5.3	each Security Document will continue to secure (without limitation) the obligations and liabilities of each of the Borrower and the Guarantor under the Loan Documents.

6.	Continuing validity

Each of the Borrower and the Guarantor understands and agrees that in modifying the Loan Agreement, the Bank is relying upon the Borrower’s and Guarantor's representations, warranties, and agreements, as set out in the Loan Documents. Except as expressly modified pursuant to this Agreement, the Loan Documents remain unchanged and in full force and effect and the Guarantor shall not become party to the Loan Agreement. The Bank’s agreement to modifications to the Loan Agreement pursuant to this Agreement in no way obliges the Bank to make any future modifications to the Loan Agreement. Nothing in this Agreement shall constitute a satisfaction of the Obligations. It is the intention of the Bank and the Borrower to retain as liable parties all parties to the Loan Documents, unless the party is expressly released by the Bank in writing.

7.	Choice of law

This Agreement is governed by and construed in accordance with English law and the provisions of Clause 11 of the Loan Agreement shall apply to this Agreement (mutatis mutandis) as if set out in this Agreement in their entirety.

8.	Countersignature

This Agreement shall become effective only when it has been executed by the Borrower, the Guarantor and the Bank.

9.	Counterparts

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

10.	Third party rights

A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

11.	Loan Document

This Agreement will constitute a Loan Document for the purposes of the Loan Agreement.

12.	General Provisions

Clauses 12.1 (Successors and Assigns), 12.5 (Severability of Provisions), 12.6 (Correction of Loan Documents), 12.7 (Amendments in Writing; Waiver; Integration) and 12.10 (Confidentiality) of the Loan Agreement shall apply to this Agreement (mutatis mutandis) as if set out in this Agreement in their entirety.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Borrower:

AFFIMED GMBH:

/s/ Joerg Windisch /s/ Florian Fischer
Signature

Joerg Windisch Florian Fischer
Print name

COO / CFO
Title

Guarantor

AFFIMED N.V.:

/s/ Joerg Windisch /s/ Florian Fischer
Signature

Joerg Windisch Florian Fischer
Print name

COO / CFO
Title

Bank:

SIGNED for and on behalf of SILICON VALLEY BANK:

/s/ Ian Murchie
Signature

Ian Murchie
Print name

Vice President
Title

The Schedule

Conditions Precedent

1.	This Agreement duly executed by the Borrower and the Guarantor.

2.	The Tranche 2 Warrant duly executed by the Guarantor and any ancillary documents as reasonably required by Bank.

3.	A certificate duly signed by two managing directors of the Guarantor with respect to its constitutional documents, register of charges, authorised signatories and resolutions (managing and supervisory board or equivalent corporate bodies) authorising the execution and delivery of this Agreement and the Tranche 2 Warrant.

4.	A certificate duly signed by two managing directors (Geschäftsführer) of Borrower with respect to its constitutional documents, register of charges (if applicable), authorised signatories and resolutions (managing and supervisory board and general meeting of shareholders or equivalent corporate bodies) authorising the execution and delivery of this Agreement.

5.	Save to the extent previously supplied to the Bank, a specimen of the signature of each person authorised to execute this Agreement on behalf of the Borrower and Guarantor.

6.	A copy of any other authorisation or other document, opinion or assurance which the Bank reasonably considers to be necessary or desirable in connection with the entry into and performance of this Agreement or for the validity or enforceability of this Agreement.